UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Sunstone Hotel Investors, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Proxy Statement Supplement

Sunstone Hotel Investors, Inc.

15 Enterprise, Suite 200

Aliso Viejo, California 92656

The following Notice of Change of Location relates to the proxy statement of Sunstone Hotel Investors, Inc. (“Sunstone”), dated March 20, 2024, furnished to stockholders of Sunstone in connection with the solicitation of proxies by the Board of Directors of Sunstone for use at the annual meeting of stockholders to be held on Friday, May 3, 2024. This Notice of Change of Location is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 11, 2024.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

Notice of Change of Location of

Annual Meeting of Stockholders

To Be Held on May 3, 2024

April 11, 2024

Dear Stockholder:

We are providing this notice to inform you that Sunstone Hotel Investors, Inc. has changed the location of its upcoming 2024 annual meeting of stockholders, to be held on Friday, May 3, 2024 at 8:00 am local time, to:

Offices of Sunstone Hotel Investors, Inc.

15 Enterprise, Suite 200

Aliso Viejo, California 92656

There is no change to the proposals to be presented to our stockholders for consideration at the annual meeting of the stockholders.

Sincerely,

David M. Klein

Executive Vice President—General Counsel

and Secretary

April 11, 2024

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to Be Held on May 3, 2024: The Notice of 2024 Annual Meeting of Stockholders, Proxy Statement for the 2024 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available on the Internet at www.proxyvote.com.